UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2008
INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)
14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)
(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     Intersections Inc. will host an investor conference in San Francisco on Tuesday, June 10, 2008 from 8:30 AM to 11:00 AM Pacific. Chief Executive Officer and founder, Michael R. Stanfield, will speak about Intersections and the identity management industry.
     A live audio broadcast of the conference is available on Intersections’ website, www.intersections.com. To access the live broadcast, go to Intersections’ home page and follow the webcast link. No access code is required. A replay will also be available after the live audio broadcast on Intersections’ website.
     Intersections has prepared a slide presentation to be used at the conference. A copy of the slide presentation is attached to this report as Exhibit 99.1 and is available on Intersections’ website.
     Safe Harbor Statement
     Statements in the presentation relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” These forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including without limitation the effect of new subscriber additions. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description

99.1	Investor Presentation dated June 10, 2008
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2008
INTERSECTIONS INC.
	By:	/s/ Madalyn Behneman
		Name:	Madalyn Behneman
		Title:	Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation dated June 10, 2008